UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
November 8, 2011

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Measurement Specialties, Inc. (the “Company”) and certain subsidiaries entered on November 8, 2011 (the “Amendment Date”) into Amendment No. 2 to Credit Agreement (the “Credit Agreement Amendment”) among the Company, and lenders JPMorgan Chase Bank, N.A., Bank of America, N.A, HSBC Bank USA, N.A., Branch Banking & Trust Company and Credit Industriel et Commercial.

The Credit Agreement Amendment provides the Company with improved pricing and additional flexibility under its minimum fixed charge ratio covenant, extended the term to 5 years from Amendment Date, and increased the accordion expansion feature from $50 million to $75 million.  The Company’s applicable margins for the variable interest rates under the Eurocurrency or London Inter-Bank Offered Rate (“LIBOR”) borrowings were reduced to levels ranging from 125 to 200 basis points from levels ranging from 200 to 325 basis points.  The Company’s applicable margins for the variable interest rates under the prime or ABR borrowings were reduced to levels ranging from 25 to 100 basis points from levels ranging from 100 to 225 basis points.  The commitment fees on the unused balances were reduced to a range of 0.30% to 0.375% from a range of 0.375% to 0.50%.  Additionally, the minimum fixed charge coverage ratio, which is Consolidated Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) less capital expenditures and payments of dividends by divided by fixed charges, will exclude capital expenditures related to the new facilities being constructed in China and France.

On November 8, 2011, the Company and certain subsidiaries entered into a Second Amendment to Master Shelf Agreement (the “Prudential Amendment”) with Prudential Investment Management, Inc. (“Prudential”) and other note-holders party thereto, among the Company, certain subsidiaries of the Company, and Prudential other note-holders party thereto.  The Prudential Amendment conformed certain definitions to the Credit Agreement and modified the minimum fixed charge coverage ratio, which is Consolidated Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) less capital expenditures and payments of dividends by the Company divided by fixed charges, to exclude capital expenditures related to the new facilities being constructed in China and France.

The Credit Agreement Amendment and Prudential Amendment are filed as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated by reference. The foregoing summary of the Credit Agreement Amendment and Prudential Amendment is qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press release issued by Measurement Specialties, Inc., dated November 8, 2011.

99.2
Second Amendment to Credit Agreement dated November 8, 2011 by and among Measurement Specialties, Inc., certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., Bank of America, N.A, HSBC Bank USA, N.A., Branch Banking & Trust Company and Credit Industriel et Commercial.

99.3	Second Amendment to Master Shelf Agreement dated November 8, 2011 by and among Measurement Specialties, Inc., certain subsidiaries of the Company, and Prudential Investment Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: November 8, 2011